                                                                    EXHIBIT 99.1


NEWS                           [AIG LOGO]     AMERICAN INTERNATIONAL GROUP, INC.
                                              70 PINE STREET NEW YORK, NY 10270


Contact: Charlene Hamrah (Investment Community)
         (212)770-7074

         Joe Norton (News Media)
         (212)770-3144



              AIG REPORTS RECORD 2003 NET INCOME OF $9.27 BILLION,
                     AN INCREASE OF 68.0 PERCENT OVER 2002;

                NET INCOME EXCLUDING REALIZED CAPITAL LOSSES AND
               CUMULATIVE EFFECT OF AN ACCOUNTING CHANGE INCREASED
                      43.6 PERCENT TO RECORD $10.22 BILLION

      NEW YORK, NY, February 11, 2004 - American International Group, Inc. (AIG) today reported that its net income for the full year 2003 increased 68.0 percent to a record $9.27 billion, compared to $5.52 billion in 2002. Net income excluding realized capital gains (losses) and cumulative effect of an accounting change increased 43.6 percent to a record $10.22 billion in the full year 2003.

      Net income in the fourth quarter of 2003 totaled a record $2.71 billion compared to a loss of $103.8 million in the same period of 2002. Fourth quarter 2003 net income excluding realized capital gains (losses) and cumulative effect of an accounting change was a record $2.75 billion compared to $537.5 million in the same period of 2002. Results for fourth quarter and full year 2002 include the $1.8 billion net, after tax general insurance reserve charge.

      Income before income taxes, minority interest, cumulative effect of an accounting change and pretax realized capital gains (losses) for the twelve months of 2003 increased 45.0 percent to $15.34 billion. Income before income taxes, minority interest, cumulative effect of an accounting change and pretax realized capital gains (losses) for the fourth quarter of 2003 was $4.14 billion, compared to $671.6 million in the fourth quarter of 2002.


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
                                       -2-


      Following is a summary table of the twelve months and fourth quarter information (in millions, except per share amounts):

                                  TWELVE MONTHS

                                                                                  PER
                                                                                 SHARE
                                                                   ---------------------------------
                               2003         2002*         Change      2003       2002          Change
                             ---------    ---------       ------   ---------   ---------       ------
Net income                   $ 9,274.2    $ 5,518.9        68.0%   $    3.53   $    2.10        68.1%
Realized capital losses,
  net of tax**                   950.9      1,596.5          --         0.36        0.60          --
Cumulative effect of an
  accounting change, net
  of tax***                       (8.8)          --          --           --          --          --
Net income, excluding
  realized capital losses
  and cumulative effect of
  an accounting change,
  net of tax                 $10,216.3    $ 7,115.4        43.6%   $    3.89   $    2.70        44.1%
Average shares outstanding                                           2,628.1     2,634.0

                                 FOURTH QUARTER

                                                                                          PER
                                                                                         SHARE
                                                                          -------------------------------
                                        2003        2002*       Change      2003       2002        Change
                                      --------    --------      ------    --------   --------      ------
Net income (loss)                     $2,707.3    $ (103.8)         --    $   1.03   $  (0.03)         --
Realized capital losses,
  net of tax**                            53.1       641.3          --        0.02       0.23          --
Cumulative effect of an
  accounting change, net of tax***        (8.8)         --          --          --         --          --
Net income, excluding
  realized capital losses and
  cumulative effect of an
  accounting change, net
  of tax                              $2,751.6    $  537.5       411.9%   $   1.05   $   0.20       425.0%
Average shares outstanding                                                 2,627.2    2,632.5

*     Includes $1.8 billion net, after tax general insurance reserve charge.

** Includes $76 million in losses, net of tax, from holdings in Parmalat in 2003.

*** Represents the cumulative effect of an accounting change, net of tax, related to FIN46 "Consolidation of Variable Interest Entities".


                                     -more-

RECORD 2003 RESULTS INCLUDE:

                                                      2003              2002*        Change
                                                      ----              -----        ------
CONSOLIDATED

Adjusted Net Income (a)
     Full Year                                   $10.22 BILLION     $7.12 billion      43.6%
     Fourth Quarter                               $2.75 BILLION    $537.5 million     411.9%

Capital Funds
   At December 31                                  $71 BILLION       $59 billion       20.6%

Retained Earnings
   At December 31                                  $61 BILLION       $52 billion       16.6%

Return on Equity (b)                                  17.2%             13.4%

Consolidated Assets
   At December 31                                 $683 BILLION      $561 billion       21.7%

Revenues (c)
     Full Year                                   $81.30 BILLION    $67.48 billion      20.5%
     Fourth Quarter                              $22.18 BILLION    $17.53 billion      26.5%

Insurance Cash Flow (d)
     Full Year                                   $46.90 BILLION    $38.40 billion      22.1%
     Fourth Quarter                              $14.55 BILLION     $8.80 billion      65.3%

GENERAL INSURANCE

Cash Flow
     Full Year                                   $13.63 BILLION     $7.52 billion      81.3%
     Fourth Quarter                               $4.14 BILLION     $2.23 billion      85.7%

Net Premiums Written
     Full Year                                   $35.21 BILLION    $27.41 billion      28.4%
     Fourth Quarter                               $9.16 BILLION     $7.21 billion      27.0%

Pretax Operating Income (Loss)
   (including realized capital gains (losses))
     Full Year                                    $5.07 BILLION    $667.2 million     659.8%
     Fourth Quarter                               $1.47 BILLION    $(2.04) billion       --

Combined Ratio
     Full Year                                        92.43            105.95
     Fourth Quarter                                   91.39            135.21


                                     -more-

                                                      2003              2002*        Change
                                                      ----              -----        ------
LIFE INSURANCE

GAAP Premiums
     Full Year                                   $22.88 BILLION    $20.32 billion      12.6%
     Fourth Quarter                               $6.32 BILLION     $5.29 billion      19.4%

Premiums, Deposits and Other
   Considerations (excluding GICs)
     Full Year                                   $38.71 BILLION    $33.81 billion      14.5%
     Fourth Quarter                              $10.81 BILLION     $8.42 billion      28.4%

Pretax Operating Income
   (including realized capital losses)
     Full Year                                    $6.00 BILLION     $4.93 billion      21.8%
     Fourth Quarter                               $1.80 BILLION     $1.13 billion      59.4%

FINANCIAL SERVICES

Pretax Operating Income
     Full Year                                    $2.46 BILLION     $2.19 billion      12.6%
     Fourth Quarter                              $702.5 MILLION    $620.3 million      13.2%

RETIREMENT SERVICES & ASSET MANAGEMENT

Pretax Operating Income
     Full Year                                    $1.27 BILLION     $1.02 billion      25.1%
     Fourth Quarter                              $354.3 MILLION    $207.8 million      70.5%

* Consolidated results include $1.8 billion net, after tax general insurance reserve charge. General Insurance results include $2.8 billion pretax general insurance reserve charge.

(a) Excludes realized capital gains (losses) and cumulative effect of an accounting change, net of tax.

(b)   See reconciliation to GAAP ROE in the supplementary earnings data.

(c) Represents the sum of general net premiums earned, GAAP life premiums, net investment income, financial services commissions, transactions and other fees, retirement services & asset management commissions and other fees, and realized capital gains (losses).

(d) In addition to General Insurance cash flow, includes Life Insurance and Retirement Services cash flow for investment, which generates the investment income necessary to meet policyholder obligations and to provide a profit margin to shareholders.


                                     -more-

      Commenting on full-year and fourth quarter 2003 performance, AIG Chairman
M. R. Greenberg said, "AIG had record results in 2003, with $10.22 billion in net income, excluding realized capital losses and the cumulative effect of an accounting change.

      "In addition to record net income of $9.27 billion, AIG had record results in 2003 in all four of our core businesses -- General Insurance, Life Insurance, Financial Services and Retirement Services & Asset Management -- and in most other key measures including shareholders' equity, return on equity, revenues, assets and cash flow. In the fourth quarter of 2003, AIG had net income of $2.71 billion, another record, which gives AIG strong momentum for 2004 and beyond.

      "In addition to achieving these financial results, AIG in 2003 made important investments that will further AIG's continued growth and success, including the acquisition of GE Edison in Japan, and our investment in, and agreement to market accident and health products with, the People's Insurance Company of China (PICC).

GENERAL INSURANCE

      "AIG's General Insurance business had an excellent year and quarter. Net premiums written were a record $9.16 billion in the fourth quarter of 2003, up
27.0 percent over a year ago. Our top ratings and financial strength have never been more valuable to customers and set us apart from the competition in the U.S. and around the world. Corporate leaders recognize that buying specialty casualty and liability lines, known as `long tail' lines, from other than the most financially strong carriers is taking a credit risk they can ill afford in today's environment.

      "In the United States, the DOMESTIC BROKERAGE GROUP had very strong growth in 2003. In the fourth quarter, net premiums written were a record $5.33 billion, up 27.3 percent over the same period in 2002. The fourth quarter combined ratio was an excellent 93.53, and the expense ratio was 15.05, far superior to the industry average. The Domestic Brokerage Group has the most extensive array of product offerings in the industry, and it has been successfully expanding its distribution. These initiatives include targeting regional brokers and small- and mid-cap companies. We are the market of choice and the number one provider for all of the major insurance brokers, which attest to our market knowledge, underwriting skill, ability to create new products to meet customer needs, expert claims management and outstanding service.

      "The success of the Domestic Brokerage Group over the year and fourth quarter of 2003 was very broad-based. Lexington, our excess and surplus lines company, had outstanding results. We are one of the leading providers of terrorism coverage to the aviation industry and other sectors of the economy, and achieved good results from this business over the year and quarter.

      "HSB Group Inc. achieved record net premiums written in 2003, and has successfully leveraged its engineering and product innovation skills throughout the AIG global network to expand distribution and cross selling and develop new products.


                                     -more-

      "The Domestic Personal Lines businesses achieved significant premium growth and a strong improvement in profitably in the fourth quarter and full year of 2003. Net premiums written increased 23.2 percent, to $1.00 billion, in the fourth quarter, and the combined ratio was 96.03. The direct marketing, agency auto, assigned risk, 21st Century and Private Client businesses all contributed to the 58.5 percent increase in 2003 pretax operating income.

      "United Guaranty Corporation (UGC) also did well in the year and quarter. Despite a more challenging mortgage market, UGC earned $87.4 million in pretax operating income in the fourth quarter of 2003 and continued to have a significantly lower delinquency ratio than the mortgage guaranty insurance industry overall. In terms of premiums, new business offset the impact of continued refinancing activities.

      "Transatlantic Holdings Inc. had an excellent year and quarter. In the fourth quarter of 2003, net premiums written increased 32.2 percent, to $868.9 million. The combined ratio was 96.03.

      "In 2004, we would expect General Insurance in the United States to have another solid year. While there is more competition for certain `short tail' lines, the market for `long tail' and specialty lines, where AIG has significant competitive strengths, should continue to be strong.

      "FOREIGN GENERAL INSURANCE had excellent 2003 and fourth quarter performance throughout the world. In the fourth quarter of 2003, net premiums written were $1.82 billion, an increase of 27.1 percent over the same period last year. Growth in Continental Europe and the United Kingdom was very strong, in large part because many local insurers have been beset by capital adequacy problems and could not meet their clients' needs. The Latin America division also performed well in the fourth quarter and throughout 2003.

      "Asia had strong performance in 2003, including the fourth quarter, and is making significant investments for the future. In October, AIG entered into an agreement with the People's Insurance Company of China (PICC), the largest non-life insurance company in China. Under this agreement, AIG companies will market accident and health products through PICC's 4,300 branch offices throughout the country. In conjunction with this cooperative relationship, AIG has made a long-term investment in PICC, purchasing 9.9 percent of the company's share capital.

      "In Japan, both AIU and American Home, which is the leading direct marketer of general insurance products in the country, had solid results for the year and fourth quarter. Korea also had a good year with record gross premiums.

      "Foreign General pricing was excellent throughout 2003, and we do not foresee any material change in 2004.


                                     -more-

      "Reflecting strong cash flow and improved market conditions, General Insurance net investment income in the fourth quarter of 2003 was $764.4 million, an increase of 13.5 percent compared to $673.2 million a year ago. For the full year 2003, General Insurance net investment income was $3.02 billion, an increase of 9.5 percent compared to $2.76 billion in 2002.

      "At year-end 2003, General Insurance net loss and loss adjustment reserves totaled $36.65 billion, an increase of $5.91 billion and $1.56 billion for the full year and the fourth quarter, respectively.

LIFE INSURANCE

      "Both the foreign and domestic Life Insurance operations had record 2003 results and a strong fourth quarter. Worldwide Life Insurance pretax operating income was $1.80 billion in the fourth quarter of 2003, including $50.1 million in realized capital losses, compared to $1.13 billion a year ago, which included $451.8 million in realized capital losses. Excluding realized capital losses, pretax operating income increased 17.0 percent in fourth quarter 2003.

      "Worldwide Life Insurance GAAP premiums were $6.32 billion, an increase of
19.4 percent over the fourth quarter of 2002. Premiums, deposits and other considerations excluding Guaranteed Investment Contracts and related products
(GICs) rose 28.4 percent in the fourth quarter. Premiums, deposits and other considerations for the GIC business increased 84.8 percent in the fourth quarter of 2003. We write GICs on an opportunistic basis when market conditions are favorable, as they were in the domestic market in the fourth quarter.

      "AIG's FOREIGN LIFE INSURANCE operations had excellent results in the fourth quarter and full year of 2003, led by Japan, the largest life insurance market in the world outside of the U.S., and AIG's largest Foreign Life Insurance operation.

      "In its first full quarter as an AIG company, AIG Edison Life Insurance Company had good results. Integrating AIG Edison Life with ALICO Japan and AIG Star Life will provide further efficiencies to the business in 2004 and beyond. We also have been putting into place additional business retention programs for AIG Star Life and AIG Edison Life, and new product and distribution initiatives for all three operations. AIG's financial strength, creative product development skills, new business initiatives such as annuities sold through the bank channel, and an improving economic climate give us tremendous optimism for the Life Insurance business in Japan.

      "The other Asian Life Insurance operations, including Korea and Taiwan, also had a good year and fourth quarter. In China, we are growing rapidly. The number of active agents increased significantly to about 19,000 and total first year premiums increased 43.4 percent during 2003. Throughout Asia, growth was achieved through new product introductions and expanded distribution. In two of the region's most attractive emerging markets, Vietnam and India, we opened new offices and increased the agency forces.


                                     -more-

      "DOMESTIC LIFE INSURANCE pretax operating income in the fourth quarter of 2003 was $717.2 million, including realized capital losses of $97.5 million, compared to $276.0 million, including realized capital losses of $412.5 million, in the fourth quarter of 2002.

      "AIG American General had a very good year overall, achieving strong growth from the universal life and term life products and from its affluent and brokerage market segments. AGLA, the home services business, made progress in 2003, launching new products and laying a solid foundation for future growth. The multiple distribution channels of AIG American General are a distinctive source of strength that will fuel growth going forward.

      "Fixed annuities, which are sold primarily through banks by AIG Annuity Insurance Company, had record sales and pretax operating income in 2003, and an excellent fourth quarter. AIG Annuity added several new banks and financial institutions to its distribution network and moved quickly to reduce crediting rates on its products when interest rates declined during the year.

FINANCIAL SERVICES

      "FINANCIAL SERVICES had record pretax operating income in 2003. In the fourth quarter, pretax operating income was $702.5 million, compared to $620.3 million in the fourth quarter of 2002. ILFC has been outperforming its competitors in a difficult aviation environment, reflecting its strong management and the geographic diversification of its fleet of modern and efficient aircraft. As a result of a lag effect between changes in market conditions and their impact on results, the improvement in the airline industry has yet to be reflected in ILFC's financial performance.

      "Capital Markets, created by the integration of AIG Trading into AIG Financial Products Corp., had outstanding results. The consolidation of these operations is moving along as expected, taking out duplicative expenses and providing numerous synergies. In the consumer finance business, American General Finance had a terrific year and quarter, with excellent credit quality. The international consumer finance operations had sharp gains in every major market.

RETIREMENT SERVICES & ASSET MANAGEMENT

      "RETIREMENT SERVICES & ASSET MANAGEMENT had record 2003 pretax operating income of $1.27 billion and record fourth quarter 2003 pretax operating income of $354.3 million, as financial markets and the U.S. economy made gains. AIG VALIC had an outstanding fourth quarter, and the individual variable annuity, broker-dealer, mutual fund and institutional asset management businesses also recorded strong gains in the fourth quarter. Third party institutional and retail mutual fund assets under management increased to more than $46 billion in 2003.


                                     -more-

      "AIG had pretax net realized capital losses of $85.3 million in the fourth quarter of 2003 including $117 million of losses from holdings in Parmalat, compared to pretax net realized capital losses of $984.1 million in the fourth quarter of 2002.

OUTLOOK

      "Moving forward, the outlook for AIG is very positive. We will build on the momentum of 2003's excellent earnings and the good operating environment before us. With its strong balance sheet, AIG's financial security has never been more important to customers around the world. In an increasingly uncertain world, AIG's product innovation and claims expertise have never been more valuable for managing and controlling customers' risks. Under improving global economic conditions, AIG's global network has never been better situated to profit from developing opportunities throughout the world. AIG is poised to achieve continued strong growth."

                                     # # # #

      AIG is the world's leading international insurance and financial services organization, with operations in approximately 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include financial services, retirement services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                     # # # #

      A conference call for the investment community will be held today at 9:00 a.m. EST. The call will be broadcast live on the Internet at:

                               www.aigwebcast.com

      The call will be archived at the same URL through Friday, February 20, 2004.


                                     -more-

                                      -10


CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

      This press release contains forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and its past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

COMMENT ON REGULATION G

      This press release, including the financial highlights and supplementary earnings data, includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures in accordance with Regulation G are included herein.

      Throughout this press release, AIG presents its operations in the way it believes will be most meaningful and useful, as well as most transparent, to the investing public and others who use AIG's financial information in evaluating the performance of AIG. That presentation includes the use of certain non-GAAP measures. In addition to the GAAP presentations of net income and operating income, AIG shows both net income and operating income exclusive of realized capital gains (losses).

      Although the investment of premiums to generate investment income (or loss) and realized capital gains or losses is an integral part of both life and general insurance operations, the determination to realize capital gains or losses is independent of the insurance underwriting process. Moreover, under applicable GAAP accounting requirements, losses can be created as the result of other than temporary declines in value without actual realization. In sum, investment income and realized capital gains or losses for any particular period are not indicative of quarterly business performance.

      AIG believes that a major part of the discipline of a successful general insurance company is to produce an underwriting profit, and it evaluates the performance of and manages its operations on that basis. Providing only a GAAP presentation of net income and operating income makes it much more difficult for users of AIG's financial information to evaluate AIG's success or failure in its basic business, that of insurance underwriting, and may, in AIG's opinion, lead to incorrect or misleading assumptions and conclusions. The equity analysts who follow AIG exclude the realized capital gains and losses in their analyses for the same reason, and consistently request that AIG provide the non-GAAP information.


                                     -more-

      AIG presents life production (premiums, deposits and other considerations), net premiums written and combined ratios in accordance with accounting principles prescribed or permitted by insurance regulatory authorities because these are standard measures of performance used in the insurance industry and thus allow for more meaningful comparisons with AIG's insurance competitors.

                       AMERICAN INTERNATIONAL GROUP, INC.
                              FINANCIAL HIGHLIGHTS*
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               TWELVE MONTHS ENDED DECEMBER 31,              THREE MONTHS ENDED DECEMBER 31,
                                               2003          2002 (a)     CHANGE          2003          2002 (a)        CHANGE
                                               ----          --------     ------          ----          --------        ------
GENERAL INSURANCE OPERATIONS:
      Net Premiums Written                  $35,211,785     $27,414,242      28.4%     $ 9,159,196     $ 7,212,509         27.0%
      Net Premiums Earned                    31,734,307      24,269,517      30.8        8,403,206       6,708,030         25.3
      Underwriting Profit (Loss)              2,220,773      (1,234,034)       -           551,195      (2,350,630)          -
      Net Investment Income                   3,021,601       2,759,603       9.5          764,363         673,188         13.5
      Income (Loss) before Realized
        Capital Gains (Losses)                5,242,374       1,525,569     243.6        1,315,558      (1,677,442)          -
      Realized Capital Gains (Losses)          (172,461)       (858,326)       -           158,264        (366,169)          -
      OPERATING INCOME (LOSS)               $ 5,069,913     $   667,243     659.8%     $ 1,473,822     $(2,043,611)          -%
                                            -----------     -----------     -----      -----------     -----------        -----
               Loss Ratio                         73.33           85.76                      71.83          115.13
               Expense Ratio                      19.10           20.19                      19.56           20.08
               Combined Ratio                     92.43          105.95                      91.39          135.21
                                            -----------     -----------     -----      -----------     -----------        -----
LIFE INSURANCE OPERATIONS:
      GAAP Premiums                         $22,879,379     $20,320,377      12.6%     $ 6,316,517     $ 5,289,547         19.4%
      Net Investment Income                  13,639,427      12,274,046      11.1        3,582,310       3,145,267         13.9
      Income before Realized Capital
      Gains (Losses)                          6,827,669       5,982,273      14.1        1,850,868       1,581,763         17.0
      Realized Capital Gains (Losses)          (825,893)     (1,052,970)       -           (50,075)       (451,761)          -
      OPERATING INCOME                        6,001,776       4,929,303      21.8        1,800,793       1,130,002         59.4
FINANCIAL SERVICES OPERATING INCOME           2,464,169       2,188,720      12.6          702,452         620,299         13.2
RETIREMENT SERVICES & ASSET MANAGEMENT
       OPERATING INCOME                       1,271,213       1,015,932      25.1          354,278         207,816         70.5
Other Realized Capital Gains (Losses)          (434,752)       (529,667)       -          (193,535)       (166,167)          -
Other Income (Deductions) - net                (464,011)       (129,211)       -           (87,312)        (60,788)          -
INCOME (LOSS) BEFORE INCOME TAXES,
  MINORITY INTEREST AND CUMULATIVE
  EFFECT OF AN ACCOUNTING CHANGE             13,908,308       8,142,320      70.8        4,050,498        (312,449)          -
Income Taxes (Benefits)                       4,263,947       2,327,969        -         1,259,459        (253,118)          -
INCOME (LOSS) BEFORE MINORITY
  INTEREST AND CUMULATIVE EFFECT
  OF AN ACCOUNTING CHANGE                     9,644,361       5,814,351      65.9        2,791,039         (59,331)          -
Minority Interest, after-tax  -
       Income before Realized Capital
         Gains (Losses)                        (378,494)       (284,995)       -           (94,666)        (38,787)          -
       Realized Capital Gains (Losses)             (440)        (10,472)       -             2,153          (5,688)          -
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF AN ACCOUNTING CHANGE                     9,265,427       5,518,884      67.9        2,698,526        (103,806)          -
Cumulative Effect of an Accounting
  Change, net of tax (b)                          8,778               0         -            8,778               0           -
NET INCOME (LOSS)                             9,274,205       5,518,884      68.0        2,707,304        (103,806)          -
REALIZED CAPITAL GAINS (LOSSES),
   NET OF TAX                                  (950,923)     (1,596,586)       -           (53,088)       (641,351)          -
CUMULATIVE EFFECT OF AN ACCOUNTING
   CHANGE, NET OF TAX (b)                         8,778               0        -             8,778               0           -
NET INCOME, EXCLUDING REALIZED
   CAPITAL GAINS (LOSSES) AND
   CUMULATIVE EFFECT OF AN
   ACCOUNTING CHANGE, NET OF TAX (c)        $10,216,350     $ 7,115,470      43.6%     $ 2,751,614     $   537,545        411.9%

                       AMERICAN INTERNATIONAL GROUP, INC.
                              FINANCIAL HIGHLIGHTS*
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               TWELVE MONTHS ENDED DECEMBER 31,              THREE MONTHS ENDED DECEMBER 31,
                                               2003          2002 (a)     CHANGE          2003          2002 (a)        CHANGE
                                               ----          --------     ------          ----          --------        ------
PER SHARE - DILUTED:
NET INCOME (LOSS)                           $      3.53     $      2.10      68.1%     $      1.03     $     (0.03)          -%
REALIZED CAPITAL GAINS (LOSSES),
  NET OF TAX                                      (0.36)          (0.60)       -             (0.02)          (0.23)          -
CUMULATIVE EFFECT OF AN ACCOUNTING
  CHANGE, NET OF TAX (b)                           0.00            0.00        -              0.00            0.00           -
NET INCOME, EXCLUDING REALIZED
  CAPITAL GAINS (LOSSES) AND
  CUMULATIVE EFFECT OF AN
  ACCOUNTING CHANGE, NET OF TAX             $      3.89     $      2.70      44.1%     $      1.05     $      0.20        425.0%

AVERAGE DILUTED COMMON
  SHARES OUTSTANDING                          2,628,066       2,633,979                  2,627,223       2,632,531

  *   Including reconciliation in accordance with Regulation G.

(a) Fourth quarter and full year 2002 include $2.8 billion pretax and $1.8 billion net, after tax general insurance reserve charge.

(b) Represents the cumulative effect of an accounting change, net of tax, related to FIN46 "Consolidation of Variable Interest Entities".

(c)   Also referred to as Adjusted Net Income.

                       AMERICAN INTERNATIONAL GROUP, INC.
                             PRETAX OPERATING INCOME
                                 (IN THOUSANDS)

                                                         TWELVE MONTHS ENDED DECEMBER 31,          THREE MONTHS ENDED DECEMBER 31,
                                                          2003          2002       CHANGE         2003          2002        CHANGE
                                                          ----          ----       ------         ----          ----        ------
GENERAL INSURANCE (a):
      Domestic Brokerage Group                       $ 2,728,087   $  (440,190)        -%      $  710,534   $(2,026,920)       -%
      Personal Lines                                     252,495       151,338       66.8          79,582        50,209      58.5
      Mortgage Guaranty                                  406,547       417,433       (2.6)         87,380        85,715       1.9
      Transatlantic Holdings                             379,591       194,367       95.3         103,082       (26,142)       -
      Foreign General (b)                              1,468,784     1,179,891       24.5         333,262       234,013      42.4
      Intercompany Adjustments                             6,870        22,730         -            1,718         5,683        -
      Realized Capital Gains (Losses)                   (172,461)     (858,326)        -          158,264      (366,169)       -

LIFE INSURANCE:
      Domestic
          Life Insurance (c)                             807,568       718,816       12.3         211,889       189,262      12.0
          Individual Fixed Annuities                     739,670       536,802       37.8         215,378       149,680      43.9
          Individual Fixed Annuities - Runoff (d)        147,422       192,752      (23.5)         37,988        46,821     (18.9)
          Home Service                                   400,126       382,063        4.7         101,504        96,592       5.1
          Group Life/Health                              119,957       100,955       18.8          32,047        24,206      32.4
          Pension and Investment Products                210,475       117,719       78.8          63,796        27,501     132.0
          Intercompany Adjustments                          (302)         (240)        -              (87)          (63)       -
          Guaranteed Investment Contracts                539,034       639,484      (15.7)        152,187       154,527      (1.5)
          Realized Capital Gains (Losses)               (543,733)     (983,971)        -          (97,491)     (412,519)       -

      Foreign
          Life Insurance                               2,773,406     2,411,048       15.0         731,676       631,502      15.9
          Personal Accident                              851,902       681,212       25.1         243,553       198,553      22.7
          Group Products                                 202,131       174,670       15.7          52,577        56,318      (6.6)
          Intercompany Adjustments                       (14,705)      (11,686)        -           (4,267)       (3,086)       -
          Guaranteed Investment Contracts                 50,985        38,678       31.8          12,627         9,950      26.9
          Realized Capital Gains (Losses)               (282,160)      (68,999)        -           47,416       (39,242)       -

FINANCIAL SERVICES:
      Aircraft Finance                                   727,956       801,099       (9.1)        179,599       213,077     (15.7)
      Capital Markets                                  1,085,894       869,776       24.8         357,231       277,691      28.6
      Consumer Finance                                   648,864       549,240       18.1         160,311       139,950      14.5
      Other                                                1,455       (31,395)        -            5,311       (10,419)       -

RETIREMENT SERVICES & ASSET MANAGEMENT:
      AIG VALIC (e)                                      901,718       730,020       23.5         226,227       158,409      42.8
      AIG SunAmerica (f)                                  38,666        32,029       20.7          15,746       (25,210)       -
      Other Asset Management and
         Annuity Operations (g)                          330,829       253,883       30.3         112,305        74,617      50.5
Other Realized Capital Gains (Losses)                   (434,752)     (529,667)        -         (193,535)     (166,167)       -
Other Income (Deductions) - net                         (464,011)     (129,211)        -          (87,312)      (60,788)       -
INCOME (LOSS) BEFORE INCOME TAXES,
       MINORITY INTEREST AND CUMULATIVE
       EFFECT OF AN ACCOUNTING CHANGE                 13,908,308     8,142,320       70.8       4,050,498      (312,449)       -
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST, REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT OF
       AN ACCOUNTING CHANGE                          $15,341,414   $10,583,283       45.0%     $4,135,844   $   671,648     515.8%

(a) Includes the impact of the fourth quarter and full year 2002 insurance reserve charge of $2.7 billion for Domestic Brokerage Group and $100 million for Transatlantic Holdings, Inc.

(b) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(c) Includes Universal Life, Term Life, Whole Life and Variable Universal Life type products.

(d) Represents runoff annuity business largely sold through discontinued distribution channels.

(e)   Reflects the sale of variable annuity products with fixed annuity options.

(f) Includes variable annuity (separate account only), mutual fund and broker-dealer operations.

(g) Includes AIG Global Investment Group and certain foreign fixed and variable annuity operations.

                       AMERICAN INTERNATIONAL GROUP, INC.
                          SUPPLEMENTARY EARNINGS DATA*
                                 (IN THOUSANDS)

                                                      TWELVE MONTHS ENDED DECEMBER 31,           THREE MONTHS ENDED DECEMBER 31,
                                                    2003           2002          CHANGE       2003             2002         CHANGE
                                                    ----           ----          ------       ----             ----         ------
GENERAL INSURANCE OPERATIONS:
      NET PREMIUMS WRITTEN
          Domestic Brokerage Group              $20,061,153     $15,214,225       31.9%     $5,327,656     $  4,184,642      27.3%
          Personal Lines                          3,706,108       3,182,123       16.5       1,002,322          813,368      23.2
          Mortgage Guaranty                         531,558         507,751        4.7         141,546          126,404      12.0
          Transatlantic Holdings                  3,341,077       2,500,159       33.6         868,891          657,371      32.2
          Foreign General (a)                     7,571,889       6,009,984       26.0       1,818,781        1,430,724      27.1
                                                -----------     -----------                 ----------     ------------
          TOTAL                                  35,211,785      27,414,242       28.4       9,159,196        7,212,509      27.0
      OPERATING INCOME (LOSS) (b)
          Domestic Brokerage Group                2,728,087        (440,190)        -          710,534       (2,026,920)       -
          Personal Lines                            252,495         151,338       66.8          79,582           50,209      58.5
          Mortgage Guaranty                         406,547         417,433       (2.6)         87,380           85,715       1.9
          Transatlantic Holdings                    379,591         194,367       95.3         103,082          (26,142)       -
          Foreign General (a)                     1,468,784       1,179,891       24.5         333,262          234,013      42.4
          Intercompany Adjustments                    6,870          22,730         -            1,718            5,683        -
                                                -----------     -----------                 ----------     ------------
          TOTAL BEFORE REALIZED CAPITAL
             GAINS (LOSSES)                       5,242,374       1,525,569      243.6       1,315,558       (1,677,442)       -
          Realized Capital Gains (Losses)          (172,461)       (858,326)        -          158,264         (366,169)       -
          OPERATING INCOME (LOSS)               $ 5,069,913     $   667,243      659.8%     $1,473,822      $(2,043,611)       -%
                                                -----------     -----------      -----      ----------     ------------     -----
      COMBINED RATIO (b):
          Domestic Brokerage Group                    94.38          116.96                      93.53           167.60
          Personal Lines                              97.38          101.26                      96.03            99.38
          Mortgage Guaranty                           48.67           43.92                      54.57            55.80
          Transatlantic Holdings                      96.46          102.31                      96.03           114.01
          Foreign General (a)                         87.49           90.12                      86.91            92.03

          TOTAL                                       92.43          105.95                      91.39           135.21
                                                -----------     -----------      -----      ----------     ------------     -----
      Losses and Loss Expenses Paid             $17,363,301     $16,359,374        6.1%     $4,480,244     $  4,414,479       1.5%
      Change in Loss and
           Loss Expense Reserve (b)               5,906,211       4,454,427       32.6       1,555,551        3,308,377     (53.0)
                                                -----------     -----------                 ----------     ------------
      Losses and Loss Expenses Incurred (b)      23,269,512      20,813,801       11.8       6,035,795        7,722,856     (21.8)
      Net Loss and Loss Expense Reserve (c)      36,647,088      30,349,939       20.7
      UNDERWRITING PROFIT (LOSS)                $ 2,220,773     $(1,234,034)        -%      $  551,195      $(2,350,630)       -%
                                                -----------     -----------      -----      ----------     ------------     -----
      FOREIGN EXCHANGE IMPACT ON GROWTH OF NET PREMIUMS WRITTEN
               WORLDWIDE
          Growth in Original Currency                  26.5%                                      24.3%
          Foreign Exchange Impact                       1.9                                        2.7
          Growth as Reported in U.S.$                  28.4                                       27.0
               FOREIGN
          Growth in Original Currency                  18.8                                       15.9
          Foreign Exchange Impact                       7.2                                       11.2
          Growth as Reported in U.S.$                  26.0%                                      27.1%

*     Including reconciliation in accordance with Regulation G.

(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(b) Includes the impact of the fourth quarter and full year 2002 insurance reserve charge of $2.7 billion for Domestic Brokerage Group and $100 million for Transatlantic Holdings, Inc.

(c) Includes $391 million of beginning reserves related to GE personal lines business acquired in the third quarter 2003.

SUPPLEMENTARY EARNINGS DATA - PAGE 2


                                                         TWELVE MONTHS ENDED DECEMBER 31,          THREE MONTHS ENDED DECEMBER 31,
                                                            2003          2002      CHANGE           2003          2002      CHANGE
                                                        -----------   -----------   ------       -----------   -----------   ------
LIFE INSURANCE OPERATIONS:
      GAAP PREMIUMS

       DOMESTIC

           Life Insurance                               $ 1,747,954   $ 1,604,087      9.0%      $   433,842   $   406,369      6.8%
           Individual Fixed Annuities                        59,149        34,648     70.7            19,135         7,013    172.9
           Individual Fixed Annuities - Runoff (a)            4,194         7,220    (41.9)            2,371         1,126    110.6
           Home Service                                     834,212       854,330     (2.4)          209,052       212,767     (1.7)
           Group Life/Health                              1,046,192       966,958      8.2           281,751       237,958     18.4
           Pension and Investment Products                1,327,989     1,105,151     20.2           276,749       224,003     23.5
           Other                                             21,464        49,492    (56.6)            7,391        15,110    (51.1)
                                                        -----------   -----------                -----------   -----------
           TOTAL                                          5,041,154     4,621,886      9.1         1,230,291     1,104,346     11.4

       FOREIGN

           Life Insurance                                13,334,629    12,000,138     11.1         3,797,944     3,246,402     17.0
           Personal Accident                              3,126,249     2,490,967     25.5           940,244       667,899     40.8
           Group Products                                 1,266,909     1,094,481     15.8           322,110       244,809     31.6
           Other                                            110,438       112,905     (2.2)           25,928        26,091     (0.6)
                                                        -----------   -----------                -----------   -----------
           TOTAL                                         17,838,225    15,698,491     13.6         5,086,226     4,185,201     21.5

       TOTAL GAAP PREMIUMS                               22,879,379    20,320,377     12.6         6,316,517     5,289,547     19.4

------------------------------------------------------------------------------------------------------------------------------------

      PREMIUMS, DEPOSITS AND OTHER
       CONSIDERATIONS (b)
       DOMESTIC

           Life Insurance                                 2,693,975     2,352,103     14.5           692,696       570,323     21.5
           Individual Fixed Annuities                    11,411,847     9,058,625     26.0         3,205,447     2,287,327     40.1
           Individual Fixed Annuities - Runoff (a)          202,983     1,268,792    (84.0)           35,179        44,473    (20.9)
           Home Service                                     985,403       861,333     14.4           253,655       229,192     10.7
           Group Life/Health                              1,060,254       975,618      8.7           288,133       235,397     22.4
           Pension and Investment Products                1,814,413     1,782,381      1.8           484,464       397,108     22.0
                                                        -----------   -----------                -----------   -----------
           TOTAL EXCLUDING GICS                          18,168,875    16,298,852     11.5         4,959,574     3,763,820     31.8
           Guaranteed Investment Contracts                9,719,388     9,136,971      6.4         3,231,985     1,174,615    175.2
                                                        -----------   -----------                -----------   -----------
           TOTAL                                         27,888,263    25,435,823      9.6         8,191,559     4,938,435     65.9

       FOREIGN

           Life Insurance                                15,378,087    13,439,519     14.4         4,424,000     3,617,184     22.3
           Personal Accident                              3,113,370     2,497,087     24.7           927,082       669,056     38.6
           Group Products                                 2,047,073     1,579,390     29.6           499,801       368,356     35.7
                                                        -----------   -----------                -----------   -----------
           TOTAL EXCLUDING GICS                          20,538,530    17,515,996     17.3         5,850,883     4,654,596     25.7
           Guaranteed Investment Contracts                4,123,858     5,709,727    (27.8)          834,300     1,025,564    (18.6)
                                                        -----------   -----------                -----------   -----------
           TOTAL                                         24,662,388    23,225,723      6.2         6,685,183     5,680,160     17.7

       TOTAL PREMIUMS, DEPOSITS AND OTHER
           CONSIDERATIONS EXCLUDING GICS                 38,707,405    33,814,848     14.5        10,810,457     8,418,416     28.4
       TOTAL PREMIUMS, DEPOSITS AND OTHER
           CONSIDERATIONS                               $52,550,651   $48,661,546      8.0%      $14,876,742   $10,618,595     40.1%

  (a) Represents runoff annuity business largely sold through discontinued distribution channels.

  (b) Premiums, deposits and other considerations represent aggregate business activity during the respective periods presented on a non-GAAP basis.

SUPPLEMENTARY EARNINGS DATA - PAGE 3


                                                         TWELVE MONTHS ENDED DECEMBER 31,           THREE MONTHS ENDED DECEMBER 31,
                                                           2003          2002       CHANGE          2003          2002       CHANGE
                                                        -----------   -----------   ------       -----------   -----------   ------
LIFE INSURANCE OPERATIONS:
   NET INVESTMENT INCOME
     DOMESTIC
      Life Insurance                                    $ 1,358,386   $ 1,275,391      6.5%      $   392,446   $   330,042     18.9%
      Individual Fixed Annuities                          2,982,125     2,515,974     18.5           825,689       665,336     24.1
      Individual Fixed Annuities - Runoff (a)               689,178       712,874     (3.3)          160,924       171,287     (6.1)
      Home Service                                          689,800       683,553      0.9           179,079       175,333      2.1
      Group Life/Health                                     121,519       107,826     12.7            34,279        27,344     25.4
      Pension and Investment Products                       982,211       836,035     17.5           265,736       233,003     14.0
      Intercompany Adjustments                                 (302)         (240)      --               (87)          (63)      --
                                                        -----------   -----------                -----------   -----------
      TOTAL EXCLUDING GICS                                6,822,917     6,131,413     11.3         1,858,066     1,602,282     16.0
      Guaranteed Investment Contracts                     2,203,488     2,193,759      0.4           575,652       571,304      0.8
                                                        -----------   -----------                -----------   -----------
      TOTAL                                               9,026,405     8,325,172      8.4         2,433,718     2,173,586     12.0

  FOREIGN
      Life Insurance                                      3,753,062     3,206,137     17.1           932,763       752,340     24.0
      Personal Accident                                     162,644       141,059     15.3            44,166        36,906     19.7
      Group Products                                        338,001       254,470     32.8            89,463        82,079      9.0
      Intercompany Adjustments                              (14,705)      (11,686)      --            (4,267)       (3,086)      --
                                                        -----------   -----------                -----------   -----------
      TOTAL EXCLUDING GICS                                4,239,002     3,589,980     18.1         1,062,125       868,239     22.3
      Guaranteed Investment Contracts                       374,020       358,894      4.2            86,467       103,442    (16.4)
                                                        -----------   -----------                -----------   -----------
      TOTAL                                               4,613,022     3,948,874     16.8         1,148,592       971,681     18.2

  TOTAL NET INVESTMENT INCOME
       EXCLUDING GICS                                    11,061,919     9,721,393     13.8         2,920,191     2,470,521     18.2
  TOTAL NET INVESTMENT INCOME                            13,639,427    12,274,046     11.1         3,582,310     3,145,267     13.9

------------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME
  DOMESTIC
      Life Insurance                                        807,568       718,816     12.3           211,889       189,262     12.0
      Individual Fixed Annuities                            739,670       536,802     37.8           215,378       149,680     43.9
      Individual Fixed Annuities - Runoff (a)               147,422       192,752    (23.5)           37,988        46,821    (18.9)
      Home Service                                          400,126       382,063      4.7           101,504        96,592      5.1
      Group Life/Health                                     119,957       100,955     18.8            32,047        24,206     32.4
      Pension and Investment Products                       210,475       117,719     78.8            63,796        27,501    132.0
      Intercompany Adjustments                                 (302)         (240)      --               (87)          (63)      --
                                                        -----------   -----------                -----------   -----------
      TOTAL EXCLUDING GICS                                2,424,916     2,048,867     18.4           662,515       533,999     24.1
      Guaranteed Investment Contracts                       539,034       639,484    (15.7)          152,187       154,527     (1.5)
                                                        -----------   -----------                -----------   -----------
      TOTAL DOMESTIC BEFORE REALIZED
         CAPITAL GAINS (LOSSES)                           2,963,950     2,688,351     10.3           814,702       688,526     18.3
      Realized Capital Gains (Losses)                      (543,733)     (983,971)      --           (97,491)     (412,519)      --
                                                        -----------   -----------                -----------   -----------
      DOMESTIC OPERATING INCOME                           2,420,217     1,704,380     42.0           717,211       276,007    159.9

  FOREIGN
      Life Insurance                                      2,773,406     2,411,048     15.0           731,676       631,502     15.9
      Personal Accident                                     851,902       681,212     25.1           243,553       198,553     22.7
      Group Products                                        202,131       174,670     15.7            52,577        56,318     (6.6)
      Intercompany Adjustments                              (14,705)      (11,686)      --            (4,267)       (3,086)      --
                                                        -----------   -----------                -----------   -----------
      TOTAL EXCLUDING GICS                                3,812,734     3,255,244     17.1         1,023,539       883,287     15.9
      Guaranteed Investment Contracts                        50,985        38,678     31.8            12,627         9,950     26.9
                                                        -----------   -----------                -----------   -----------
      TOTAL FOREIGN BEFORE REALIZED
         CAPITAL GAINS (LOSSES)                           3,863,719     3,293,922     17.3         1,036,166       893,237     16.0
      Realized Capital Gains (Losses)                      (282,160)      (68,999)      --            47,416       (39,242)      --
                                                        -----------   -----------                -----------   -----------
      FOREIGN OPERATING INCOME                            3,581,559     3,224,923     11.1         1,083,582       853,995     26.9

  WORLDWIDE LIFE BEFORE REALIZED CAPITAL
         GAINS (LOSSES) EXCLUDING GICS                    6,237,650     5,304,111     17.6         1,686,054     1,417,286     19.0
  WORLDWIDE LIFE BEFORE REALIZED CAPITAL
         GAINS (LOSSES)                                   6,827,669     5,982,273     14.1         1,850,868     1,581,763     17.0
  Realized Capital Gains (Losses)                          (825,893)   (1,052,970)      --           (50,075)     (451,761)      --
                                                        -----------   -----------                -----------   -----------
  WORLDWIDE OPERATING INCOME                            $ 6,001,776   $ 4,929,303     21.8%      $ 1,800,793   $ 1,130,002     59.4%

(a) Represents runoff annuity business largely sold through discontinued distribution channels.

SUPPLEMENTARY EARNINGS DATA - PAGE 4

                                                         TWELVE MONTHS ENDED DECEMBER 31,          THREE MONTHS ENDED DECEMBER 31,
                                                            2003          2002      CHANGE           2003          2002      CHANGE
                                                        -----------   -----------   ------       -----------   -----------   ------
LIFE INSURANCE OPERATIONS:
     DOMESTIC - OTHER DATA
           LIFE INSURANCE
                Periodic Premium Sales (a):
                      Individual/Retail                 $   352,427   $   292,410     20.5%      $    95,287   $    78,800     20.9%
                      Institutional Markets                  74,263        51,350     44.6            16,123         6,340    154.3
                                                        -----------   -----------                -----------   -----------
                Total Periodic Sales                        426,690       343,760     24.1           111,410        85,140     30.9

                Unscheduled & Single Deposits               372,340       407,110     (8.5)           80,340       141,010    (43.0)

                Life Insurance Reserves                  19,340,791    17,777,563      8.8

           INDIVIDUAL FIXED ANNUITIES
                Annuity Reserves                         58,457,145    48,837,928     19.7

           HOME SERVICE
                Product Sales

                      Life/A&H (a)                          111,810        99,410     12.5            28,361        26,790      5.9
                      Fixed Annuity                         121,202            --       --            30,769            --       --

                Total Insurance Reserves                  7,054,836     6,898,000      2.3

           GROUP PRODUCTS
                Annualized Earned Premium                 1,236,874     1,110,980     11.3

           PENSION & INVESTMENT CONTRACTS
                Insurance Reserves                       17,047,763    15,330,374     11.2

           GUARANTEED INVESTMENT CONTRACTS
                GIC Reserves                             40,801,728    35,838,537     13.8
-----------------------------------------------------------------------------------------------------------------------------------
     FOREIGN - FIRST YEAR PREMIUMS
           LIFE INSURANCE
                Japan                                       586,623       472,919     24.0           174,839       152,290     14.8
                China                                        84,132        58,199     44.6            29,548        20,624     43.3
                Asia excluding Japan and China            1,762,866     1,548,584     13.8           487,369       461,759      5.5
                All Other Regions                           197,837       157,915     25.3            58,760        46,107     27.4
                                                        -----------   -----------                -----------   -----------
                TOTAL                                     2,631,458     2,237,617     17.6           750,516       680,780     10.2
           PERSONAL ACCIDENT
                Japan                                       466,778       300,739     55.2           151,341        84,973     78.1
                China                                        31,280        22,266     40.5             8,383         6,307     32.9
                Asia excluding Japan and China              195,773       167,446     16.9            52,289        45,548     14.8
                All Other Regions                            95,622        69,417     37.8            26,313        20,620     27.6
                                                        -----------   -----------                -----------   -----------
                TOTAL                                       789,453       559,868     41.0           238,326       157,448     51.4
           GROUP PRODUCTS
                Japan                                        31,067        23,272     33.5            12,553         6,808     84.4
                Asia excluding Japan and China               47,737        42,895     11.3            10,450         9,588      9.0
                All Other Regions                           516,030       316,864     62.9           108,903        76,611     42.2
                                                        -----------   -----------                -----------   -----------
                TOTAL                                       594,834       383,031     55.3           131,906        93,007     41.8
           INVESTMENT CONTRACTS
                Japan                                        15,872        21,152    (25.0)            2,859         4,178    (31.6)
                All Other Regions                             5,193         9,434    (45.0)            1,462         3,977    (63.2)
                                                        -----------   -----------                -----------   -----------
                TOTAL                                        21,065        30,586    (31.1)            4,321         8,155    (47.0)

           TOTAL FIRST YEAR PREMIUMS
                Japan                                     1,100,340       818,082     34.5           341,592       248,249     37.6
                China                                       115,412        80,465     43.4            37,931        26,931     40.8
                Asia excluding Japan and China            2,006,376     1,758,925     14.1           550,108       516,895      6.4
                All Other Regions                           814,682       553,630     47.2           195,438       147,315     32.7
                                                        -----------   -----------                -----------   -----------
                TOTAL                                   $ 4,036,810   $ 3,211,102     25.7%      $ 1,125,069   $   939,390     19.8%

(a) Life Insurance sales represent premiums from new sales that are expected to be collected over a one year period.

SUPPLEMENTARY EARNINGS DATA - PAGE 5

                                                                              TWELVE MONTHS ENDED           THREE MONTHS ENDED
                                                                                  DECEMBER 31,                 DECEMBER 31,
                                                                                     2003                          2003
                                                                              -------------------           ------------------
LIFE INSURANCE OPERATIONS:

FOREIGN EXCHANGE IMPACT ON GROWTH OF:

GAAP PREMIUMS
   WORLDWIDE
      Growth in Original Currency                                                    10.0%                         14.8%
      Foreign Exchange Impact                                                         2.6                           4.6
      Growth as Reported in U.S. $                                                   12.6                          19.4

   FOREIGN
      Growth in Original Currency                                                    10.4                          15.7
      Foreign Exchange Impact                                                         3.2                           5.8
      Growth as Reported in U.S. $                                                   13.6                          21.5

PREMIUMS, DEPOSITS AND OTHER CONSIDERATIONS EXCLUDING GICS(a)
   WORLDWIDE
      Growth in Original Currency                                                    13.0                          25.4
      Foreign Exchange Impact                                                         1.5                           3.0
      Growth as Reported in U.S. $                                                   14.5                          28.4
   FOREIGN
      Growth in Original Currency                                                    14.4                          20.3
      Foreign Exchange Impact                                                         2.9                           5.4
      Growth as Reported in U.S. $                                                   17.3                          25.7

GUARANTEED INVESTMENT CONTRACTS
   WORLDWIDE
      Growth in Original Currency                                                    (9.3)                         82.4
      Foreign Exchange Impact                                                         2.5                           2.4
      Growth as Reported in U.S. $                                                   (6.8)                         84.8

   FOREIGN
      Growth in Original Currency                                                   (34.3)                        (23.7)
      Foreign Exchange Impact                                                         6.5                           5.1
      Growth as Reported in U.S. $                                                  (27.8)%                       (18.6)%

(a) Premiums, deposits and other considerations represent aggregate business activity during the respective periods presented on a non-GAAP basis.

SUPPLEMENTARY EARNINGS DATA - PAGE 6

                                                          TWELVE MONTHS ENDED DECEMBER 31,          THREE MONTHS ENDED DECEMBER 31,
                                                            2003          2002      CHANGE           2003          2002      CHANGE
                                                        -----------   -----------   ------       -----------   -----------   ------
FINANCIAL SERVICES:
     REVENUES
          Aircraft Finance                              $3,042,483    $ 2,844,977      6.9%      $  770,591    $   749,519      2.8%
          Capital Markets                                1,845,312      1,544,425     19.5          602,988        509,568     18.3
          Consumer Finance                               2,642,074      2,472,573      6.9          684,592        634,501      7.9
          Other                                             35,656        (47,091)      --           11,643        (39,382)      --
                                                        -----------   -----------                -----------   -----------
          TOTAL                                          7,565,525      6,814,884     11.0        2,069,814      1,854,206     11.6

     OPERATING INCOME
          Aircraft Finance                                 727,956        801,099     (9.1)         179,599        213,077    (15.7)
          Capital Markets                                1,085,894        869,776     24.8          357,231        277,691     28.6
          Consumer Finance                                 648,864        549,240     18.1          160,311        139,950     14.5
          Other (a)                                          1,455        (31,395)      --            5,311        (10,419)      --
                                                        -----------   -----------                -----------   -----------
          TOTAL                                          2,464,169      2,188,720     12.6          702,452        620,299     13.2
-----------------------------------------------------------------------------------------------------------------------------------
RETIREMENT SERVICES & ASSET MANAGEMENT (b):
     REVENUES
          AIG VALIC (c)                                  2,305,243      2,133,149      8.1          603,344        527,031     14.5
          AIG SunAmerica (d)                               536,700        562,606     (4.6)         148,795        108,692     36.9
          Other Asset Management and
             Annuity Operations (e)                      1,053,979        789,094     33.6          375,859        211,323     77.9
                                                        -----------   -----------                -----------   -----------
          TOTAL                                          3,895,922      3,484,849     11.8        1,127,998        847,046     33.2

     OPERATING INCOME
          AIG VALIC (c)                                    901,718        730,020     23.5          226,227        158,409     42.8
          AIG SunAmerica (d)                                38,666         32,029     20.7           15,746        (25,210)      --
          Other Asset Management and
             Annuity Operations (e)                        330,829        253,883     30.3          112,305         74,617     50.5
                                                        -----------   -----------                -----------   -----------
          TOTAL                                          1,271,213      1,015,932     25.1          354,278        207,816     70.5

     VARIABLE ANNUITY NET FLOWS (f)
          Deposits
              AIG VALIC                                  5,359,804      5,041,725      6.3        1,355,189      1,280,745      5.8
              AIG SunAmerica                             3,412,173      2,995,580     13.9          926,735        791,626     17.1
                                                        -----------   -----------                -----------   -----------
          TOTAL DEPOSITS                                 8,771,977      8,037,305      9.1        2,281,924      2,072,371     10.1

          Net Flows (f)
              AIG VALIC                                  2,931,572      2,625,523     11.7          701,582        787,344    (10.9)
              AIG SunAmerica                             1,179,306        570,142    106.8          322,172         63,098    410.6
                                                        -----------   -----------                -----------   -----------
          TOTAL NET FLOWS                               $4,110,878    $ 3,195,665     28.6%      $1,023,754    $   850,442     20.4%

     SURRENDER RATES
              AIG VALIC                                        5.6%           6.0%                      5.6%           5.0%
              AIG SunAmerica                                  10.7%          10.9%                     10.7%          13.3%

     FOREIGN FIXED AND VARIABLE
          ANNUITY DEPOSITS                              $5,079,867    $   830,876    511.4%      $2,908,255    $   187,611       --%

EFFECTIVE TAX RATES:
     Net Income                                              30.66%         28.59%                    31.09%            --
     Realized Capital Gains (Losses)                         33.68%         35.02%                    35.28%            --

(a) Includes Other Financial Services Companies and Intercompany Reclassifications.

(b) At December 31, 2003, AIG's third party assets under management, including mutual funds and institutional accounts, totaled over $46 billion.

(c) Reflects the sale of variable annuity products with fixed annuity options.

(d) Includes variable annuity (separate account only), mutual fund and broker-dealer operations.

(e) Includes AIG Global Investment Group and certain foreign fixed and variable annuity operations.

(f)      Net Flows are deposits net of surrenders.

SUPPLEMENTARY EARNINGS DATA - PAGE 7

ADDITIONAL RECONCILIATION IN ACCORDANCE WITH REGULATION G

                                        TWELVE MONTHS ENDED  TWELVE MONTHS ENDED
                                           DECEMBER 31,          DECEMBER 31,
                                               2003                  2002
                                        -------------------  -------------------
    RETURN ON EQUITY RECONCILIATION

    Return on Equity, GAAP basis               14.1%                  9.9%

    Percent Related to Reconciliation           3.1                   3.5
                                               ----                  ----
    Return on Equity, as presented (a)         17.2%                 13.4%


(a) Return on Equity, as presented is net income, before realized capital gains (losses), expressed as a percentage of average shareholders' equity, exclusive of unrealized appreciation (depreciation) of investments, net of tax.